Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-64222) of Panera Bread Company of our report dated June 10, 2005 relating to the financial statements and schedule of the Panera Bread Company Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
St. Louis, Missouri
June 24, 2005